Exhibit 5.1

[Letterhead of Greenberg Traurig, P.A.]

September 19, 2018

Dolphin Entertainment, Inc.

2151 LeJeune Road

Suite 150-Mezzanine

Coral Gables, FL 33134

Re:

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as legal counsel to Dolphin Entertainment, Inc., a Florida corporation (the “Company”), in connection with the issuance and sale by the Company of 250,000 shares of its common stock, par value $0.015 per share (the “Shares”) pursuant to (i) the Registration Statement on Form S-3  filed by the Company with the Securities and Exchange Commission (the “Commission”) on February 2, 2018 under the Securities Act of 1933, as amended (the “Securities Act”), and declared effective by the Commission on February 12, 2018, including the prospectus contained therein (the “Shelf Registration Statement”), and (ii) the Company’s prospectus supplement relating to the Shares filed by the Company with the Commission on September 19, 2018 pursuant to Rule 424(b)(2) under the Securities Act (the “Prospectus Supplement”).  All of the Shares are to be issued and sold by the Company as described in the Shelf Registration Statement and the Prospectus Supplement.

With respect to the opinion set forth below, we have examined originals, certified copies, or copies otherwise identified to our satisfaction as being true and correct copies, of the following:

A.

the Amended and Restated Articles of Incorporation of the Company, as amended to date;

B.

the Bylaws of the Company, as amended to date;

C.

the Shelf Registration Statement;

D.

the Prospectus Supplement;

E.

the Subscription Agreement, dated September 19, 2018 (the “Subscription Agreement”), by and between Pegasus Capital II, L.P. and the Company;

F.

the resolutions of the board of directors of the Company relating to the filing of the Shelf Registration Statement and the Prospectus Supplement and transactions in connection therewith and authorizing the issuance and sale of the Shares; and

G.

such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.

Dolphin Entertainment, Inc.

September 19, 2018

_____________________

In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of originals or such latter documents.  As to questions of fact material to this opinion, we have relied, to the extent we deemed reasonably appropriate, upon representations of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independently checking or verifying the accuracy of such documents, records and instruments.

Based solely upon and subject to the foregoing, and subject to the assumptions, limitations and qualifications stated herein, we are of the opinion that the Shares have been duly authorized for issuance by the Company and, when issued and sold by the Company against payment therefor in the manner and under the terms described in the Shelf Registration Statement, the Prospectus Supplement and the Subscription Agreement, the Shares will be validly issued, fully paid and nonassessable.

This opinion letter is limited to the matters stated herein and no opinions may be implied or inferred beyond the matters expressly stated herein.  We express no opinion as to the applicability or effect of any laws other than the laws of the State of Florida. We undertake no obligation to advise you of any changes in applicable law that may be brought to our attention after the date hereof.

We hereby consent to the filing of this opinion letter as an exhibit to the Current Report on Form 8-K relating to the issuance of the Shares (the “Current Report”), which is incorporated by reference in the Shelf Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Prospectus Supplement constituting a part of the Shelf Registration Statement.  In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

GREENBERG TRAURIG, P.A.

By:	/s/ Drew M. Altman, Esq.
Drew M. Altman, Esq.